UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2012

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53252	90-0416683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7400 Paseo Padre Parkway Fremont, CA 94555	94555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 651-4450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On April 16, 2012, WaferGen Bio-systems, Inc. (the “Company”) issued a press release announcing a strategic realignment and new direction for the organization.  The Company's focus will be to enable customers to perform accurate high-throughput qPCR projects for gene expression, genotyping, and target enrichment for next-generation sequencing in a simpler and more cost-effective way.  Underlying this strategy is a new version of the Company's SmartChip System that will allow customers to design and execute their own experiments in an “open format.”  In conjunction with its new strategic direction, the Company announced a consolidation and reorganization of its operations. The restructuring plan has resulted in the elimination of approximately 20 positions during the current fiscal quarter, as well as other cost-saving measures.

A copy of the press release issued by the Company is furnished hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release issued on April 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.

Date: April 16, 2012	By:	/s/ John Harland
John Harland
Interim Chief Financial Officer